Rule 30a-2(b) CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b)
of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Alger Global Growth Fund, do hereby certify, to such officer's knowledge, that:

(1) The annual report on Form N-CSR of the Registrant for the year ended
October 31, 2014 (the "Form N-CSR") fully complies with the
requirements of Section 13(a) or 15(d) of the Securities Exchange Act of
1934;
and
(2) the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of
Alger Global Growth Fund.

Dated: December 17, 2015

/s/Hal Liebes

Hal Liebes
President
Alger Global Growth Fund

Dated: December 17, 2015

/s/ Michael D. Martins

Michael D. Martins
Treasurer
Alger Global Growth Fund

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.